Exhibit 99.1

G-III APPAREL GROUP, LTD.

For:	G-III Apparel Group, Ltd.

Contact: Investor Relations
James Palczynski

(203) 682-8229

Neal S. Nackman, Chief Financial Officer
G-III Apparel Group, Ltd.
(212) 403-0500

G-III APPAREL GROUP, LTD. ANNOUNCES FIRST QUARTER FISCAL 2018 RESULTS

—  Net Sales Increase 16% to First Quarter Record of $529 million —

—  G-III Increases Full-Year Net Sales and Net Income Guidance —

New York, New York – June 6, 2017 — G-III Apparel Group, Ltd. (NasdaqGS: GIII) today announced operating results for the first quarter of fiscal 2018 that ended April 30, 2017.

For the quarter ended April 30, 2017, G-III reported that net sales increased 16% to a first quarter record of $529.0 million compared to $457.4 million in the year-ago period. The Company reported a net loss for the first quarter of $10.4 million, or $(0.21) loss per share, compared to net income of $2.8 million, or $0.06 per diluted share, in the prior year’s comparable period.

On an adjusted basis, for the first quarter of fiscal 2018, excluding (i) professional fees and severance of $1.1 million related to the acquisition of Donna Karan International (“DKI”) and (ii) non-cash imputed interest expense of $1.4 million related to the note issued to seller as part of the consideration for the acquisition of DKI, equal to $0.03 per share, non-GAAP net loss per share for the first quarter of fiscal 2018 was $(0.18) compared to net income per share of $0.06 in the prior year’s comparable period.

Included in both GAAP and non-GAAP results for the first quarter of fiscal 2018 are operating losses of $14.8 million and additional cash interest expense of $7.3 million related to the operation and ownership of DKI, equal to an aggregate of $0.29 per share. The acquisition of DKI was completed on December 1, 2016.

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Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “Our wholesale business continues its strong growth and demonstrates the power of our brand portfolio to transcend a difficult market environment and retain a leadership position as one of the most high-performing vendors for our retail customers. Offsetting our strong wholesale performance were the previously forecasted losses with respect to our own retail stores and the development of the Donna Karan business.”

Mr. Goldfarb continued, “We are reducing operating costs in our retail business, closing and repurposing stores and enhancing our store product offerings, all which are intended to help us significantly reduce the losses in our retail operations.”

Mr. Goldfarb concluded, “We are approaching an inflection point for the Donna Karan business where our efforts are expected to yield profitable results for this business in the second half of this fiscal year. Overall, we believe that we are in a renewed position to drive higher levels of growth, investment returns and value to customers, consumers and shareholders.”

Outlook

The Company today increased its prior guidance for the full fiscal 2018 year ending January 31, 2018. The Company now expects net sales of approximately $2.76 billion and net income between $52 million and $57 million, or between $1.04 and $1.14 per diluted share. The Company previously forecasted net sales of approximately $2.73 billion and net income between $40 million and $45 million, or between $0.80 and $0.90 per diluted share.

The Company’s forecast includes Donna Karan-related transitional expenses of $7 million and non-cash imputed interest expense of $6 million. On an adjusted basis, excluding transitional expenses and imputed interest expense, the Company is forecasting non-GAAP net income between approximately $60 million and $65 million, or between $1.20 and $1.30 per diluted share. The Company’s previous forecast was for non-GAAP net income between approximately $49 million and $54 million, or between $0.99 and $1.09 per diluted share.

The forecasted GAAP and non-GAAP results reflect expected operating losses of $21 million and additional interest expense of $28 million, equal to an aggregate of $0.62 per diluted

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share, associated with the Donna Karan business. The forecast also includes the full year impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of DKI.

The Company is now forecasting projected full-year adjusted EBITDA for fiscal 2018 between $178 million and $186 million compared to adjusted EBITDA of $148.1 million in fiscal 2017 and compared to its previous forecast of adjusted EBITDA between $162 million and $171 million. This adjusted EBITDA guidance includes a forecasted full-year operating loss of approximately $11 million associated with the Donna Karan business.

The Company continues to anticipate that it will incur losses from the Donna Karan operations during the first half of fiscal 2018 that will be partially offset by operating profitability beginning in the third quarter as the Company commences shipments of DKNY and Donna Karan products produced by G-III in connection with the launch of the DKNY and Donna Karan brands.

For the second fiscal quarter ending July 31, 2018, the Company is forecasting net sales of approximately $520 million and a net loss between $15 million and $20 million, or between ($0.30) and ($0.40) per share. This forecast compares to net sales of $442 million and a net loss of $1.3 million, or ($0.03) per share, reported for the second quarter of fiscal 2017.

The second quarter forecast assumes Donna Karan related transitional expenses of $3.0 million and non-cash imputed interest expense of $1.4 million. On an adjusted basis, excluding transitional and imputed interest expenses, the Company is forecasting a second quarter non-GAAP net loss between $12 million and $17 million, or between $(0.24) and $(0.34) per share. The Company’s results for the fiscal quarter ending July 31, 2016 included $3.0 million of professional fees in connection with its acquisition of Donna Karan. On an adjusted basis, excluding the professional fees, the Company reported non-GAAP net income of $461,000, or $0.01 per diluted share, in the fiscal quarter ended July 31, 2016.

The forecasted GAAP and non-GAAP results for the second quarter of fiscal 2018 reflect expected operating losses of approximately $17 million and additional cash interest expense of approximately $10 million, equal to an aggregate of $0.35 per share, associated with the Donna

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Karan business. The forecast also includes the full impact of the issuance of approximately 2.6 million shares of new G-III common stock to the seller of the Donna Karan business.

Non-GAAP Financial Measures

Reconciliations of GAAP net income (loss) per share to non-GAAP net income (loss) per share and of GAAP net income to adjusted EBITDA are presented in tables accompanying the condensed financial statements included in this release and provide useful information to evaluate the Company’s operational performance. Non-GAAP net income (loss) per share and adjusted EBITDA should be evaluated in light of the Company’s financial results prepared in accordance with GAAP.

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About G-III Apparel Group, Ltd.

G-III is a leading manufacturer and distributor of apparel and accessories under licensed brands, owned brands and private label brands. G-III’s owned brands include Donna Karan, DKNY, Vilebrequin, G. H. Bass, Andrew Marc, Marc New York, Eliza J and Jessica Howard. G-III has fashion licenses under the Calvin Klein, Tommy Hilfiger, Karl Lagerfeld, Kenneth Cole, Cole Haan, Guess?, Vince Camuto, Ivanka Trump, Kensie, Jessica Simpson, Levi's and Dockers brands. Through our team sports business, G-III has licenses with the National Football League, National Basketball Association, Major League Baseball, National Hockey League, Hands High, Touch by Alyssa Milano and more than 100 U.S. colleges and universities. G-III also operates retail stores under the DKNY, Wilsons Leather, G. H. Bass, Vilebrequin, Calvin Klein Performance and Karl Lagerfeld Paris names.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, risks of doing business abroad, the current economic and credit environment, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, risks relating to G-III’s acquisition of Donna Karan International Inc. and general economic conditions, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(NASDAQGS: GIII)

CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND

SELECTED BALANCE SHEET DATA

(In thousands, except per share amounts)

	First Quarter Ended April 30,
	(Unaudited)
	2017	2016
Net sales	$529,042	$457,403
Cost of goods sold	327,186	291,734
Gross profit	201,856	165,669
Selling, general and administrative expenses	197,411	153,105
Depreciation and amortization	9,838	7,193
Operating profit (loss)	(5,393)	5,371
Equity gain (loss) in unconsolidated affiliates	(1,152)	269
Interest and financing charges, net	(9,949)	(1,242)
Income (loss) before income taxes	(16,494)	4,398
Income tax expense (benefit)	(6,103)	1,627
Net income (loss)	$(10,391)	$2,771

Net income (loss) per common share:
Basic	$(0.21)	$0.06
Diluted	$(0.21)	$0.06
Weighted average shares outstanding:
Basic	48,648	45,549
Diluted	48,648	46,942

	At April 30,
	2017	2016
Selected Balance Sheet Data:
Cash and cash equivalents	$67,134	$95,448
Working Capital	601,916	633,510
Inventories	445,969	406,720
Total Assets	1,803,788	1,106,681
Notes Payable, net	492,796	—
Total Stockholders’ Equity	1,016,060	901,651

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME (LOSS)
PER SHARE TO
FORECASTED AND ACTUAL NON-GAAP NET INCOME (LOSS) PER SHARE

(Unaudited)

	Forecasted Three Months Ending July 31, 2017	Actual Three Months Ended July 31, 2016	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
GAAP diluted net income (loss) per common share	$(0.30) - $(0.40)	$(0.03)	$ 1.04 - $ 1.14	$1.10
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	0.06	—	0.16
Non-cash imputed interest	0.03	—	0.11	0.02
Donna Karan related transitional expenses	0.06	—	0.14	0.08
Asset impairment charges	—	—	—	0.22
Income tax expense (benefit) impacts of non-GAAP adjustments	(0.03)	(0.02)	(0.09)	(0.16)
Non-GAAP diluted net income (loss) per common share	$(0.24) - $(0.34)	$0.01	$ 1.20 - $ 1.30	$1.42

Non-GAAP diluted net income (loss) per share is a “non-GAAP financial measure” that excludes acquisition related professional fees, non-cash imputed interest expense and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, in connection with the acquisition of DKI, as well as asset impairments related to the retail operations segment in fiscal 2017. Income tax impacts of non-GAAP adjustments are calculated using the effective tax rates for the respective period. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding our performance by excluding acquisition-related expenses and asset impairment charges in fiscal 2017 related to our retail operations segment that are not indicative of our core business operating results. Management uses this non-GAAP financial measure to assess our performance on a comparative basis and believes that it is also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME TO
FORECASTED AND ACTUAL ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income	$ 52,000 - $ 57,000	$51,938
Professional fees associated with the DKI acquisition	—	7,789
Donna Karan related transitional expenses	7,000	3,910
Asset impairment charges	—	10,480
Depreciation and amortization	40,000	32,481
Interest and financing charges, net	49,000	15,675
Income tax expense	30,000 – 33,000	25,824
Adjusted EBITDA, as defined	$ 178,000 - $186,000	$148,097

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net, and income tax expense and excludes professional fees and Donna Karan related transitional expenses, which are comprised primarily of severance expenses, as well as asset impairment charges in fiscal 2017 related to our retail operations segment. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL NET INCOME (LOSS)

TO NON-GAAP NET INCOME (LOSS)

(In thousands)

(Unaudited)

	Forecasted Three Months Ending July 31, 2017	Actual Three Months Ended July 31, 2016	Forecasted Twelve Months Ending January 31, 2018	Actual Twelve Months Ended January 31, 2017
Net income (loss)	$(15,000) - $(20,000)	$(1,293)	$52,000 – $57,000	$51,938
Excluded from non-GAAP:
Professional fees associated with the DKI acquisition	—	2,784	—	7,789
Imputed non-cash interest	1,400	—	5,700	952
Acquisition related transition expenses	3,000	—	7,300	3,910
Asset impairment charges	—	—	—	10,480
Income tax expense impacts of non-GAAP adjustments	(1,400)	(1,030)	(5,000)	(7,682)
Non-GAAP Net income (loss), as defined	$(12,000) - $(17,000)	$461	$60,000 – $ 65,000	$67,387

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes professional fees, non-cash imputed interest expense and severance expense in connection with the acquisition of DKI, as well as asset impairment charges in fiscal 2017 related to our retail operations segment. Non-GAAP income tax benefits are calculated using the estimated and actual effective tax rates for the respective periods. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income (loss) as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with generally accepted accounting principles.

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